Exhibit 10.1

AMENDMENT NO. 11

This AMENDMENT NO. 11 (“AMENDMENT”) is made as of August 21, 2009, by and among DOVER MOTORSPORTS, INC., a Delaware corporation, DOVER INTERNATIONAL SPEEDWAY, INC., a Delaware corporation, GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, an Illinois corporation, MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, a Tennessee corporation, and NASHVILLE SPEEDWAY USA, INC., a Tennessee corporation (collectively, “BORROWERS”); MIDWEST RACING, INC., a California corporation (“NEW BORROWER”), PNC BANK, NATIONAL ASSOCIATION, as agent (“AGENT”); PNC BANK, NATIONAL ASSOCIATION, in its capacity as issuer of letters of credit (“ISSUING BANK”); and WILMINGTON TRUST COMPANY, PNC BANK, NATIONAL ASSOCIATION, and WILMINGTON SAVINGS FUND SOCIETY, FSB (collectively, “LENDERS”).

RECITALS

The BORROWERS, the AGENT, the ISSUING BANK and the LENDERS are parties to that certain Credit Agreement executed February 17, 2004 and effective as of February 19, 2004, as previously amended (“CREDIT AGREEMENT”), pursuant to which the LENDERS and the ISSUING BANK are providing to the BORROWERS certain credit facilities (“CREDIT FACILITIES”).

The BORROWERS’ repayment obligations in connection with the CREDIT FACILITIES are evidenced by: (a) the Second Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Forty-Four Million Three Hundred Twenty-One Thousand Four Hundred Twenty-Four Dollars ($44,321,424.00) from the BORROWERS to the order of Mercantile-Safe Deposit and Trust Company effective as of April 30, 2007 (“PNC NOTE”); (b) the Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Seventeen Million One Hundred Forty-Two Thousand Eight Hundred Fifty-Six Dollars ($17,142,856.00) from the BORROWERS to the order of Wilmington Trust Company effective as of October 12, 2005 (“WILMINGTON TRUST NOTE”); and (c) the Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Fourteen Million Two Hundred Eighty-Five Thousand Seven Hundred Twenty Dollars ($14,285,720.00) from the BORROWERS to Wilmington Savings Fund Society, FSB effective as of October 12, 2005 (“WILMINGTON SAVINGS NOTE”).

As used herein the term “LOAN DOCUMENTS” means collectively the CREDIT AGREEMENT, the PNC NOTE, the WILMINGTON TRUST NOTE, the WILMINGTON SAVINGS NOTE and all other documents evidencing the obligations in connection with the CREDIT FACILITIES.

The BORROWERS have requested that the AGENT, the LENDER and the ISSUING BANK agree to modify certain financial covenants contained in the CREDIT AGREEMENT. The AGENT, the LENDER and the ISSUING BANK are willing to consent to the BORROWERS’ request subject to the terms contained in this AMENDMENT and provided that the NEW BORROWER shall assume as a co-borrower, on a joint and several basis, all of the BORROWERS’ obligations under the LOAN DOCUMENTS.

The NEW BORROWER has a closely related and intertwined business relationship with the BORROWERS and receives a direct financial benefit from the CREDIT FACILITIES. Consequently, the NEW BORROWER is willing to assume as a co-borrower all of the obligations of the BORROWERS under the LOAN DOCUMENTS.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Recitals. The parties acknowledge the accuracy of the above recitals and hereby incorporate the recitals into this AMENDMENT.

Section 2. Assumption by New Borrower. The NEW BORROWER hereby assumes all of the obligations of the BORROWERS under the LOAN DOCUMENTS on a joint and several basis. The term

“BORROWERS” as used in the LOAN DOCUMENTS means jointly and severally the BORROWERS and the NEW BORROWER. The NEW BORROWER hereby agrees to execute and deliver to the AGENT and the LENDERS a Borrower Joinder And Assumption Agreement pursuant to which the NEW BORROWER more fully sets forth its assumption of the obligations of the BORROWERS under the LOAN DOCUMENTS.

Section 3. Amendment to Credit Agreement. Effective as of the date of this AMENDMENT, the CREDIT AGREEMENT is hereby amended as follows:

a. Amended Definition. The definitions of “ADJUSTED LIBOR RATIO,” “ADJUSTED BASE RATE,” “APPLICABLE MARGIN” and “BASE RATE” contained in Article 1 of the CREDIT AGREEMENT are hereby amended by deleting their present language in their entirety and substituting in lieu thereof the following:

Adjusted LIBOR Rate. The term “ADJUSTED LIBOR RATE” means, for any INTEREST PERIOD, the higher of: (a) three and three-quarters percent (3.75%) per annum; or (b) that rate per annum, rounded upwards, if necessary, to the nearest one hundredth of one percent (.01%), equal to the sum of: (a) the quotient obtained by dividing (i) the LIBOR RATE by (ii) 1.00 minus the RESERVE REQUIREMENT; plus (b) the APPLICABLE MARGIN.

Adjusted Base Rate. The term “ADJUSTED BASE RATE” means the higher of: (a) three and three-quarters percent (3.75%) per annum; or (b) that rate per annum equal to the sum of the BASE RATE plus the APPLICABLE MARGIN.

Applicable Margin. The term “APPLICABLE MARGIN” means: (a) for any BASE RATE BORROWING two hundred fifty (250) BASIS POINTS; and (b) for any LIBOR BORROWING three hundred fifty (350) BASIS POINTS.

Base Rate. The term “BASE RATE” means the highest of (a) the PRIME RATE, and (b) the sum of the FEDERAL FUNDS OPEN RATE plus fifty (50) basis points (0.50%), and (c) the sum of the DAILY LIBOR RATE plus one hundred (100) basis points (1.0%), so long as a DAILY LIBOR RATE is offered, ascertainable and not unlawful.

b. Additional Definitions. Article 1 of the CREDIT AGREEMENT is hereby amended by inserting the following new definitions:

Daily LIBOR Rate. The term “DAILY LIBOR RATE” means, for any day, the rate per annum determined by the AGENT by dividing (x) the PUBLISHED RATE by (y) a number equal to 1.00 minus the RESERVE REQUIREMENT.

Extraordinary Disposition. The term “EXTRAORDINARY DISPOSITION” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any real or personal property by a BORROWER (other than the MEMPHIS SALE) in which the cash or non-cash payments or consideration received by the BORROWERS is in excess of Five Hundred Thousand Dollars ($500,000.00).

Federal Funds Open Rate. “FEDERAL FUNDS OPEN RATE” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the AGENT (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen

BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the AGENT at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a BUSINESS DAY, the FEDERAL FUNDS OPEN RATE for such day shall be the “open” rate on the immediately preceding BUSINESS DAY. The rate of interest charged shall be adjusted as of each BUSINESS DAY based on changes in the FEDERAL FUNDS OPEN RATE without notice to the BORROWERS.

Memphis Sale. The term “MEMPHIS SALE” means the sale of either: (a) all of the issued and outstanding stock in Memphis International Motorsports Corporation; or (b) substantially all of the assets of Memphis International Motorsports Corporation.

Net Available Proceeds. The term “NET AVAILABLE PROCEEDS” means any cash payments, and the fair-market cash value of any non-cash consideration, received by any of the BORROWERS directly or indirectly in connection with the sale, transfer, license, lease or other disposition of any assets of a BORROWER, net of (a) the amount of any legal, title, accounting, recording tax expenses, commissions and other reasonable and necessary fees and expenses payable by the BORROWERS in connection with the subject transaction, and (b) any federal, state and local income or other taxes reasonably estimated to be payable by the BORROWERS as a result of such transaction.

Prime Rate. The term “PRIME RATE” shall mean the rate publicly announced by the AGENT from time to time as its prime rate. The Prime Rate is determined from time to time by the AGENT as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the AGENT to any particular class or category of customers.

Published Rate. The term “PUBLISHED RATE” shall mean the rate of interest published each BUSINESS DAY in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the PUBLISHED RATE shall be the eurodollar rate for a one month period as published in another publication selected by the AGENT).

c. Section 2.12.a. Section 2.12.a of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

a. Mandatory Reductions. The amount of the TOTAL COMMITMENT shall be reduced as follows: (i) the NET AVAILABLE PROCEEDS from the MEMPHIS SALE shall be immediately paid to the AGENT to reduce the principal amount outstanding under the REVOLVING LOANS and to permanently reduce the amount of the TOTAL COMMITMENT by an amount equal to the NET AVAILABLE PROCEEDS from the MEMPHIS SALE; (ii) the NET AVAILABLE PROCEEDS from any EXTRAORDINARY DISPOSITION shall be immediately paid to the AGENT to reduce the principal amount outstanding under the REVOLVING LOANS and to permanently reduce the amount of the TOTAL COMMITMENT by an amount equal to the NET AVAILABLE PROCEEDS received in connection with such EXTRAORDINARY DISPOSITION; and (iii) on July 1, 2010 the amount of the TOTAL COMMITMENT shall be automatically reduced by Five Million Dollars ($5,000,000.00).

d. Section 5.16. Section 5.16 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 5.16. Leverage Ratio. The BORROWER shall maintain a LEVERAGE RATIO of not more than: (a) 5.0 to 1.0 as of September 30, 2009, provided, however, that in the event the MEMPHIS SALE occurs prior to September 30, 2009 such maximum ratio shall be 3.5 to 1.0; (b) 5.0 to 1.0 as of December 31, 2009, provided, however, that in the event the MEMPHIS SALE occurs prior to December 31, 2009 such maximum ratio shall be 3.5 to 1.0; (c) 4.75 to 1.0 as of March 31, 2010, provided, however, that in the event the MEMPHIS SALE occurs prior to March 31, 2010 such maximum ratio shall be 3.0 to 1.0; and (d) 3.0 to 1.0 as of June 30, 2010, and as of the end of each fiscal quarter thereafter.

e. Section 5.17. Section 5.17 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 5.17. Fixed Charge Coverage Ratio. The BORROWERS shall maintain a FIXED CHARGE COVER RATIO of not less than: (a) 1.55 to 1.0 as of September 30, 2009; (b) 1.65 to 1.0 as of December 31, 2009, provided, however, that in the event the MEMPHIS SALE occurs by September 30, 2009 such minimum ratio shall be 1.75 to 1.0; and (c) 1.75 to 1.0 as of March 31, 2010 and as of the end of each fiscal quarter thereafter.

f. Section 5.18. Section 5.18 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 5.18. Tangible Net Worth. The BORROWERS shall maintain, as of the end of each fiscal quarter, a CONSOLIDATED TANGIBLE NET WORTH of not less than: (a) Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000.00) as of September 30, 2009; and (b) Fifty-Five Million Dollars ($55,000,000.00) as of December 31, 2009; provided, however, that in the event the MEMPHIS SALE occurs prior to December 31, 2009 the minimum required CONSOLIDATED TANGIBLE NET WORTH as of December 31, 2009 shall be Sixty Million Dollars ($60,000,000.00); and further provided that the amount of CONSOLIDATED TANGIBLE NET WORTH required to be maintained pursuant to this section shall be increased as of December 31st of each year, commencing with the FISCAL YEAR ending December 31, 2010, by an amount equal to twenty-five percent (25%) of the aggregate positive CONSOLIDATED NET INCOME of the BORROWERS for the FISCAL YEAR ending on such December 31st, as evidenced by the BORROWERS’ audited financial statements for such FISCAL YEAR which are delivered to the AGENT pursuant to Section 5.12.2 hereof. There shall be no decrease in the amount of the acquired CONSOLIDATED TANGIBLE NET WORTH for any negative CONSOLIDATED NET INCOME of the BORROWERS.

g. Section 6.5. Section 6.5 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 6.5. Restricted Payments. None of the BORROWERS shall make any RESTRICTED PAYMENTS except: (a) any BORROWER which is a wholly-owned subsidiary of another BORROWER may pay dividends or other distributions to the BORROWER which is its parent; and (b) so long as no DEFAULT or EVENT OF DEFAULT exists or is caused thereby, payments to retire or obtain the surrender of outstanding stock options in a BORROWER issued to employees in connection with employee incentive plans, provided that the aggregate amount of all such payments in any FISCAL YEAR does not exceed Five Hundred Thousand Dollars ($500,000.00).

Section 3. Security Interest. In consideration for the LENDERS’ agreements contained herein, the BORROWERS and the NEW BORROWER (collectively, the “OBLIGORS”) shall execute and deliver to the AGENT, on the date of this AMENDMENT, a Security Agreement, Pledge Agreements, blank stock powers, a Mortgage, Deeds of Trust and such other documents (collectively, “SECURITY DOCUMENTS”), in forms acceptable to the AGENT, necessary to grant to the AGENT for the benefit of the LENDERS and the ISSUING

BANK, security interests and liens in substantially all of the OBLIGORS’ real and personal property, including, but not limited to: (a) all now owned or hereafter acquired accounts, inventory, equipment, fixtures, general intangibles, investment property, documents, instruments, chattel paper, goods and letter of credit rights; (b) all capital stock in each of the OBLIGORS other than Dover Motorsports, Inc.; and (c) all parcels of real property owned by the OBLIGORS located in the states of Delaware and Tennessee; provided, however, that the security interests and liens granted in such documents shall not attach to the collateral described therein unless the OBLIGORS’ “LEVERAGE RATIO” (as defined in the CREDIT AGREEMENT) as of September 30, 2009 is 3.5 to 1.0 or greater (“ATTACHMENT EVENT”) as evidenced by the financial statements of the OBLIGORS delivered to the AGENT pursuant to Section 5.12.1 of the CREDIT AGREEMENT. Prior to the occurrence of the ATTACHMENT EVENT the security interests and liens granted in the SECURITY DOCUMENTS shall be of no force or effect and the SECURITY DOCUMENTS shall be held in escrow by the AGENT. If the ATTACHMENT EVENT occurs: (a) the SECURITY DOCUMENTS shall be released from escrow and shall be in full force and effect; (b) the AGENT shall be authorized to attach to the mortgage relating to the Delaware property of Dover International Speedway, Inc., as Exhibit A thereto, the legal description of all of the real property located in Kent County, Delaware owned by Dover International Speedway, Inc.; (c) the AGENT shall be authorized to complete the blanks relating to the principal amount of indebtedness for recording tax purposes contained in each of the Deeds of Trust relating to the Tennessee properties with the amount set forth on the “Affidavit Relative to Multistate Collateral” hereafter delivered to the AGENT by the BORROWERS, or in the event the BORROWERS fail to deliver such Affidavit in an appropriate form, the amount of Seventy-Three Million Dollars ($73,000,000.00) or such lesser amount as the LENDERS determine; (d) the AGENT shall be authorized to record the financing statements, mortgages, deeds of trust and other documents necessary in order to perfect the liens granted in the SECURITY DOCUMENTS; (e) the AGENT shall obtain title insurance policies in an aggregate amount of Thirty-Five Million Dollars ($35,000,000.00) insuring the AGENT’S first priority mortgage liens in the real property of the OBLIGORS located in Delaware and Tennessee and otherwise in form acceptable to the AGENT (“TITLE POLICIES”); and (f) the BORROWERS shall immediately pay to the AGENT all recording costs, recording taxes, title insurance premiums and cost, attorney fees and other fees and costs incurred in connection with the perfection of the liens granted in the SECURITY DOCUMENTS and the obtaining of the TITLE POLICIES, and in the event the BORROWERS fail to make such payment within five calendar days after being requested by the AGENT the BORROWERS authorize the making of “REVOLVING LOANS” (as defined in the CREDIT AGREEMENT) to make payment of such costs, fees, premiums and taxes. In the event the ATTACHMENT EVENT does not occur as evidenced by the OBLIGORS’ financial statements for the period ending September 30, 2009, the SECURITY DOCUMENTS shall be of no further force and effect and shall be returned to the OBLIGORS.

Section 4. Amendment to Wilmington Trust Note. The WILMINGTON TRUST NOTE is hereby amended and restated in its entirety in accordance with the terms and provisions of the Second Amended and Restated Revolving Loan Promissory Note of even date herewith from the BORROWERS to the order of Wilmington Trust Company in the stated principal amount of Fifteen Million Six Hundred Forty-Two Thousand Eight Hundred Fifty-Six Dollars and Ten Cents ($15,642,856.10).

Section 5. Amendment to Wilmington Savings Note. The WILMINGTON SAVINGS NOTE is hereby amended and restated in its entirety in accordance with the terms and provisions of the Third Amended and Restated Revolving Loan Promissory Note of even date herewith from the BORROWERS to the order of Wilmington Savings Fund Society, FSB in the stated principal amount of Thirteen Million Thirty-Five Thousand Seven Hundred Nineteen Dollars and Fifty Cents ($13,035,719.50).

Section 6. Amendment to PNC Note. The PNC NOTE is hereby amended and restated in its entirety in accordance with the terms and provisions of the Third Amended and Restated Revolving Loan Promissory Note of even date herewith from the BORROWERS to the order of PNC Bank, Delaware in the stated principal amount of Forty-Four Million Three Hundred Twenty-One Thousand Four Hundred Twenty-Four Dollars and Forty Cents ($44,321,424.40).

Section 7. Other Terms. Except as specifically modified herein, all other terms and provisions of the CREDIT AGREEMENT and all other documents evidencing or otherwise documenting the terms and provisions of the credit facilities being provided by the LENDERS and the ISSUING BANK to the OBLIGORS remain in full force and effect and are hereby ratified and confirmed.

Section 8. Fees And Expenses. On the date of this AMENDMENT the BORROWERS shall pay to the AGENT, for the benefit of the LENDERS, a fee in the amount of One Hundred Eighty-Two Thousand Five Hundred Dollars ($182,500.00). In addition, the BORROWERS shall pay to the AGENT upon the request of the AGENT all fees and expenses in connection with the structuring, preparation and negotiation of this AMENDMENT and all of the documents executed in connection herewith.

Section 9. Choice of Law. The laws of the State of Maryland (excluding, however, conflict of law principals) shall govern and be applied to determine all issues relating to this AMENDMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this AMENDMENT.

Section 10. Representations and Warranties. The OBLIGORS hereby make the representations and warranties set forth in Article 4 of the CREDIT AGREEMENT, in the same manner as provided in Section 2.1.b of the CREDIT AGREEMENT (regarding the confirmation of such representations and warranties upon the making of any advances).

Section 11. Counterparts; Delivery by Telecopier. This AMENDMENT may be executed in counterparts, and any counterpart delivered by telecopier or electronic transmission will be effective as an original. Any party delivering its counterpart of this AMENDMENT by telecopier or electronic transmission shall forthwith deliver the original thereof by another method permitted under the CREDIT AGREEMENT for the delivery of notices; provided, that failure to do so shall not impair the effectiveness of the delivery by telecopier or electronic transmission.

[signatures commence on following page]

IN WITNESS WHEREOF, the parties have executed this AMENDMENT with the specific intention of creating a document under seal.

BORROWERS:

DOVER MOTORSPORTS, INC., A Delaware Corporation

By:	/s/ Thomas G. Wintermantel	(SEAL)
Name:	Thomas G. Wintermantel
Title:	Treasurer & Asst. Secretary

DOVER INTERNATIONAL SPEEDWAY, INC., A Delaware Corporation

By:	/s/ Thomas G. Wintermantel	(SEAL)
Name:	Thomas G. Wintermantel
Title:	Treasurer & Asst. Secretary

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, An Illinois Corporation

By:	/s/ Thomas G. Wintermantel	(SEAL)
Name:	Thomas G. Wintermantel
Title:	Treasurer & Asst. Secretary

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, A Tennessee Corporation

By:	/s/ Thomas G. Wintermantel	(SEAL)
Name:	Thomas G. Wintermantel
Title:	Treasurer & Asst. Secretary

NASHVILLE SPEEDWAY USA, INC., A Tennessee Corporation

By:	/s/ Thomas G. Wintermantel	(SEAL)
Name:	Thomas G. Wintermantel
Title:	Treasurer & Asst. Secretary

NEW BORROWER:

MIDWEST RACING, INC., A California Corporation

By:	/s/ Thomas G. Wintermantel	(SEAL)
Name:	Thomas G. Wintermantel
Title:	Treasurer & Asst. Secretary

AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer	(SEAL)
Name:	C. Douglas Sawyer
Title:	Sr. Vice President

LENDERS:

WILMINGTON TRUST COMPANY

By:	/s/ Michael B. Gast	(SEAL)
Name:	Michael B. Gast
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer	(SEAL)
Name:	C. Douglas Sawyer
Title:	Sr. Vice President

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Glenn L. Kocher, Jr.	(SEAL)
Name:	Glenn L. Kocher, Jr.
Title:	Senior Vice President

ISSUING BANK:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglas Sawyer	(SEAL)
Name:	C. Douglas Sawyer
Title:	Sr. Vice President